Exhibit 10.100

SMITH & WOLLENSKY RESTAURANT GROUP.
1114 First. Avenue, 6th Floor
New York. NY 10021

April 26, 2005

Morgan Stanley Dean Witter
Commercial Financial Services, Inc.
2000 Westchester Avenue, 2 NE
Purchase, New York 10577

Ladies and Gentlemen:

Reference is made to (1) the Term Loan Agreement dated August 23, 2002 (‘First Loan Agreement”), among S&W of Las Vegas, LLC (“Borrower”), Smith & Wollensky Restaurant Group. Inc. (“Company’) and Morgan Stanley Dean, Witter Commercial Financial Services, Inc. (“Lender”), (2) the Term Loan Agreement dated December 24, 2002 (“Second Loan Agreement”; and together with the First Loan Agreement., the “Term Loan Agreements’), among Borrower, Company, Dallas S&W, L.P. (“DaI1as”) and Lender, (3) a secured Line of Credit Agreement dated January 30, 2004 among Borrower, Company and Lender and a secured Line of Credit Agreement, dated January 30 2004 among Borrower, Company, Smith & Wollensky of Boston. LLC and Lender (col1ectively, the “Line of Credit Agreements” and together with the Term Loan Agreements, the “Loan Agreements’), and (4) a certain Covenants Agreement and Amendment to Term Loan Agreements dated as of January 30, 2004, among Borrower’, Company, Dallas and Lender, as amended by a certain First Amendment to Covenants Agreement dated as of September 26, 2004 (“First Amendment”) among Borrower, Company, Dallas and Lender (as so amended, the “Covenants Agreement”), pursuant to which Covenants Agreement, the financial covenants with respect to the loans advanced pursuant to the Loan Agreements are now set forth.

A. Borrower and Company hereby represents to Lender the following:

1)              On April 20, 2005, after addressing the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission

(“SEC”) in a letter issued in February 2005 to the American Institute of Certified Public Accountants regarding certain operating lease accounting issues and their application under generally accepted accounting principles, it was determined that the accounting treatment for leases was inaccurately reflected in the Company’s financial statements from fiscal 1988 through fiscal 2004 and that certain restatements would be necessary for these periods. The total cumulative impact to the Company’s statement of operations from fiscal 1998 to fiscal 2004 relating to these restatements is as follows (collectively, the “Lease Accounting Adjustments”):

•Increase in Rent Expense	$149,000

•Increase in Deprecation Expense	94,000

•Increase in Real Estate Tax Expense	30,975

•Decrease in Management Fee Income	118,210

Total ‘Lease Accounting Adjustments’	$392,185

2)              The restatement is a non-cash accounting adjustment that had no impact on the cash flow of Borrower or the Company.

3)              It was further determined on April 20, 2005 that the Company had incorrectly accounted for gift certificates for the fiscal years ended December 31,2001, December 30, 2002, December 29, 2003 and January 3, 2005.  As a result, the Company is restating results for the fiscal years ended December 31, 2001, December 30, 2002, and December 29, 2003, and correcting its accounting for gift certificates for the year ended January 3, 2005. The impacts on the fiscal years ended January 1, 2001, December 31, 2001, December 30, 2002 and December 29,2003 are increases to the previously reported not losses of $450,000, $140,000, $66,446 and $83,073, respectively.

B. In reliance upon the foregoing, Borrower and Company request that Lender confirm the following with reference to the financial covenants of Borrower and Company set forth in the Covenants Agreement:

a. The Lease Accounting Adjustments may be excluded from the calculations of (i) EBITDA in determining the Debt Service Coverage Ratio and (ii) EBITDA for purposes of determining the Senior Leverage Ratio; and (iii) EBIT in determining the Interest Coverage Ratio, all as set forth in Paragraph 2 of the Covenants Agreement (as so amended by the First Amendment).

b. The restatement for gift certificate accounting may be excluded from the calculations of (i) EBITDA in determining the Debt Service Coverage Ratio, and (ii) EBITDA for purposes of determining the Senior Leverage Coverage Ratio; and (iii) EBITDA in determining the Interest Coverage Ratio, all as set forth in Paragraph 2 of the Covenants Agreement (as so amended by the First Amendment).

c. Neither Borrower nor Company shall be deemed to be out of compliance with any of the financial covenants set forth in paragraph B) (a) above for the quarterly periods ended June 30, 2003, September 29, 2003, December 29, 2003, March 29, 2004, June 28, 2004, September 27, 2004 and January 3, 2005 by reason of the Lease Accounting Restatements and gift certificate restatements prior to its exclusion from the calculation of such financial covenants.

Please confirm our understanding with regard to the foregoing by signing a counterpart of this letter and returning it to the undersigned.

Very truly yours,

/S/ Alan Mandel

Alan Mandel

Chief Financial Officer

In reliance upon the representations set forth in paragraph A above, Lender confirms its agreement as described in paragraph B above:

MORGAN STANLEY DEAN WITTER

COMMERCIAL FINANCIAL SERVICES, INC.

By:	/S/ Christopher Mayrose

Name: Christopher Mayrose

Title: Executive Director BusinesScape